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                                                                   EXHIBIT 10.45

                         SECURED SHORT TERM DEMAND NOTE

FOR VALUE RECEIVED, the undersigned promises to pay to the order of the Rosemary Joliat Living Trust DTD 4/12/88 as amended, the sum of Sixty Five Thousand ($65,000) Dollars, together with interest of 10.0% per annum of the unpaid balance, with such interest accruing daily. The entire unpaid principal and any accrued interest shall be immediately payable UPON DEMAND of any holder of this note. The automatic repayment of this note shall coincide with the receipt of the anticipated $350,000 loan from Sun Pharma Global, Inc. In no event however, shall the total borrowed amount along with all accrued interest be repaid any later than December 31, 1996. It is agreed that this secured short term demand note shall hold priority as to repayment over any other account of trade currently payable, or any other loans, either secured or unsecured, currently outstanding to the extent allowed by law.

This note is secured by a Security Agreement of the even date herewith ("Security Agreement"), which security agreement may not be amended or changed. Reference is hereby made to the Security Agreement regarding the security given for this instrument.

Failure to repay this note along with all interest accrued on the timetable described above shall constitute default under this agreement. If a default occurs, as such term is defined in the Security Agreement, the Borrower promises to pay the costs of collection of this note, including Lender's reasonable attorneys' fees.

Borrower, for itself, its successors, heirs and assigns, expressly waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, and diligence in collection or bringing suit. The liability of Borrower to Lender shall be absolute and unconditional, without regard to the liability of any other party.

This Note and all rights of Lender hereunder shall inure to the benefit of Lender's assigns, successors, heirs or beneficiaries and shall bind Borrower and its successors and assigns.

This Note shall be governed by, and construed in accordance with the laws of the State of Michigan. If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nonetheless continue in full force without impairment or invalidation in any way.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date and year indicated below the Borrowers signature.

                                        Caraco Pharmaceutical Laboratories, Ltd.


                                   /s/William R. Hurd
                                  ----------------------------------------------
                                  William R. Hurd
                                  President and Chief Operating Officer

                                        Dated:  12/26/96